UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

J. Alexander’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-37473	47-1608715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202

(Address of Principal Executive Offices) (Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	JAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, J. Alexander’s Holdings, Inc. (the “Company”) is party to that certain Second Amended and Restated Loan Agreement, dated May 20, 2015, by and between J. Alexander’s, LLC and Pinnacle Bank, as amended (the “Loan Agreement”). The Loan Agreement consists of the following loans: (i) a $5,000,000 term loan that matures on September 3, 2021 (the “Mortgage Loan”), (ii) a $20,000,000 development line of credit that matures on September 3, 2021 (the “Development Line of Credit”), (iii) a $10,000,000 term loan that matures on May 3, 2020 (the “Term Loan”), and (iv) a $1,000,000 revolving line of credit that matures on September 3, 2021 (the “Revolving Line of Credit”). As of December 29, 2019, approximately $4,584,000 and $1,389,000, was outstanding under the Mortgage Loan and the Term Loan, respectively. As of December 29, 2019, approximately $4,000,000 and $0 was outstanding under the Development Line of Credit and the Revolving Line of Credit, respectively, and a total of $17,000,000 was available to the Company for borrowing under these lines of credit on this date. For additional information on the terms and conditions of the Loan Agreement, please see “Part II, Item 8. Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements, Note 10 – Debt” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, which is incorporated herein by reference.

On March 24, 2020, the Company announced it drew down the remaining $17,000,000 available under the Development Line of Credit and the Revolving Line of Credit (the “Credit Draw”). Following the Credit Draw, a total of approximately $25,722,000 was outstanding under the Loan Agreement. Pursuant to the terms of the Loan Agreement, the borrowings under the Loan Agreement bear interest at 30-day LIBOR plus a sliding interest rate scale determined by a maximum adjusted debt to EBITDAR ratio (following the Credit Draw, currently set at 30-day LIBOR plus 1.85%).

The Credit Draw was undertaken as a precautionary measure to provide increased liquidity and preserve financial flexibility in light of current disruption and uncertainty resulting from the novel coronavirus (COVID-19) outbreak. The proceeds from the Credit Draw will be available to be used for general corporate purposes, including working capital.

Item 7.01.	Regulation FD Disclosure.

On March 24, 2020, the Company issued a press release announcing the Credit Draw and certain updates regarding the Company’s operations in light of current disruption and uncertainty resulting from the novel coronavirus (COVID-19) outbreak. A copy of the press release is being furnished as Exhibit 99.1.

The information in this Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by J. Alexander’s Holdings, Inc., dated March 24, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Holdings, Inc.

Date: March 24, 2020	By:	/s/ Jessica L. Hagler
Jessica L. Hagler
Vice President, Chief Financial Officer, Treasurer and Secretary

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